                        Filed Pursuant to Rule 424(b)(3) of the Securities Act of 1933. Relates to Registration Statement on Form S-3 of TMP Worldwide Inc. (No. 333-71062).

THE SHARE AMOUNTS LISTED NEXT TO THE NAMES OF EACH OF ISRAEL HELLER, LEON HELLER, ZELDA HELLER, HESPERUS/DAKOTA INVESTORS, L.L.C., BRIAN KAPLAN, MILLENNIUM TRUST CO., LLC, ANNE PEARLSTEIN, HARRIS SUZUKI AND TRUSTAR, L.L.C. IN THE SELLING STOCKHOLDERS TABLE ON PAGES 16 THROUGH 19 OF THE PROSPECTUS SHOULD BE DELETED IN THEIR ENTIRETY, AND THE FOLLOWING SHARE AMOUNTS SHOULD BE INSERTED NEXT TO THE NAMES OF EACH OF THE INDIVIDUALS OR ENTITIES LISTED BELOW IN THE SELLING STOCKHOLDERS TABLE ON PAGES 16 THROUGH 19 OF THE PROSPECTUS.


                                                                                      NUMBER OF
                                                                       NUMBER OF      SHARES
                                                  NUMBER OF SHARES     SHARES         OF COMMON
                                                  OF COMMON STOCK      OF COMMON      STOCK
                                                  BENEFICIALLY         STOCK          BENEFICIALLY
                                                  OWNED                REGISTERED     OWNED AFTER
SELLING STOCKHOLDERS                              PRIOR TO OFFERING    HEREIN(1)      OFFERING (2)
--------------------                              -----------------    -----------    ------------
David Abrahamson                                             1,414           1,414               0
Selwyn Bayhack                                                 465             465               0
Daniel Berger                                                3,999           3,999               0
Neil Bergman                                                 1,413           1,413               0
Martin H. Birnbaum                                           1,059           1,059               0
Gail B. Boorstein Revocable Trust                            4,548           4,548               0
Edward K. Chandler IRA                                       3,534           3,534               0
Myron M. Cherry                                              1,767           1,767               0
Gidon Cohen IRA                                              2,120           2,120               0
Gidon & Hillary Cohen                                        3,534           3,534               0
Morris Bernard Cohen                                         1,943           1,943               0
Comet, L.L.C.                                               27,746          27,746               0
Convex Corp.                                                10,599          10,599               0
Steven Dreifuss                                              1,767           1,767               0
Jeffrey M. Dreifuss                                          1,767           1,767               0
James E. Faliszek                                            1,767           1,767               0
Merle N. Gaitz                                               4,421           4,421               0
Chaim Giatz                                                  4,423           4,423               0
Darryl B. Green                                                706             706               0
Jerome A. & Linda S. Gross                                   1,767           1,767               0
Norman & Roslyn Harris                                         930             930               0
Israel Heller                                                3,662           3,662               0
Leon Heller                                                 95,828          95,828               0
Zelda Heller                                                 5,778           5,778               0
Hesperus/Dakota Investors, LLC                              27,383          27,383               0
Hesperus Partners, Ltd.                                     44,481          44,481               0
Michael Hooks                                                2,028           2,028               0
Lionel Imerman                                               2,261           2,261               0


                                                                                      NUMBER OF
                                                                       NUMBER OF      SHARES
                                                  NUMBER OF SHARES     SHARES         OF COMMON
                                                  OF COMMON STOCK      OF COMMON      STOCK
                                                  BENEFICIALLY         STOCK          BENEFICIALLY
                                                  OWNED                REGISTERED     OWNED AFTER
SELLING STOCKHOLDERS                              PRIOR TO OFFERING    HEREIN(1)      OFFERING (2)
--------------------                              -----------------    -----------    ------------
January Associates                                           3,534           3,534               0
Daniel Kanter                                                2,328           2,328               0
Joel Kanter                                                    811             811               0
Brian Kaplan                                                 7,993           7,993               0
Rhonda A. Keysor                                             1,153           1,153               0
Hersch Klaff                                                 1,414           1,414               0
Ronald & Rebecca Lascoe                                      7,066           7,066               0
Lawrence Levitt                                              1,800           1,800               0
Faye Levy Declaration of Trust                               4,617           4,617               0
Julian Levy                                                  1,555           1,555               0
Leanne Levy                                                  1,412           1,412               0
Ryan Levy                                                    1,412           1,412               0
Selwyn & Ziona Levy                                            706             706               0
LHT Trust                                                   13,947          13,947               0
Mesirow Financial Inc. Custodian                             1,767           1,767               0
Millennium Trust Co., LLC                                    7,629           7,629               0
Melissa Miller                                               1,767           1,767               0
Michael Miller                                               3,534           3,534               0
MJS Associates                                               3,534           3,534               0
Nash Family Partnership, L.P.                               45,008          45,008               0
Soledad Navarro                                              4,649           4,649               0
Anne Pearlstein                                              1,935           1,935               0
Leslie S. Pinsof                                             9,892           9,892               0
Gary Pollack                                                 1,767           1,767               0
Randolph Street Partners DIF, LLC                            1,217           1,217               0
Randolph Street Partners                                       811             811               0
Meryl L. Rosen                                               4,548           4,548               0
Shogirls Partners L.P.                                       1,171           1,171               0
SJJ Parntership                                              1,767           1,767               0
Samuel M. Spiro                                              1,767           1,767               0
John D. Starr                                                1,059           1,059               0
Michael H. Steinhardt                                       46,808          46,808               0
Harris Suzuki                                               15,602          15,602               0
Trustar Investments, Inc.                                    5,537           5,537               0
Trustar Liquidating Trust                                   81,103          81,103               0
Vanguard Fiduciary Trust Co.                                 2,826           2,826               0
Jeffrey A. Wellek Revocable Trust                            4,548           4,548               0
White Dwarf Partners L.P.                                   43,085          43,085               0